UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

BANK OF THE CAROLINAS CORPORATION

(Exact name of Registrant as specified in its charter)

NORTH CAROLINA	000-52195	20-4989192
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification number)

135 BOXWOOD VILLAGE DRIVE, MOCKSVILLE, NORTH CAROLINA	27028
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 751-5755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Bank of the Carolinas Corporation (the “Company”) held a special meeting of shareholders on May 22, 2014. As set forth below, at the meeting the shareholders (1) approved an amendment to article 2 of the Company’s articles of incorporation to increase the number of shares of common stock which the Company has the authority to issue from 15,000,000 to 580,000,000; (2) approved an amendment to article 2 of the Company’s articles of incorporation to reduce the par value of the Company’s common stock from $5.00 per share to no par value per share; (3) approved an amendment to article 2 of the Company’s articles of incorporation to create a class of non-voting common stock; and (4) approved a proposal to adjourn the special meeting of shareholders to a later date or dates, if necessary, to permit further solicitation of proxies in the event there were not sufficient votes at the time of the special meeting to approve the matters to be considered by shareholders at the special meeting. The Company did not propose the adjournment of the special meeting as there were sufficient votes to approve all proposals.

Increase Authorized Shares of Common Stock

For	Against	Abstain	Broker Non-Votes

2,265,983	719,241	16,662	0

Reduce Par Value of Common Stock

For	Against	Abstain	Broker Non-Votes

1,276,280	412,414	21,072	1,292,120

Creation of Non-Voting Common Stock

For	Against	Abstain	Broker Non-Votes

1,272,108	417,709	19,949	1,292,120

Adjournment of Special Meeting

For	Against	Abstain	Broker Non-Votes

2,306,959	681,885	13,042	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF THE CAROLINAS CORPORATION

By:	/s/ Stephen R. Talbert
Stephen R. Talbert
President and Chief Executive Officer

Dated: May 28, 2014